EXHIBIT 99.1

CONTACT: Mark Collinson
CCG Investor Relations
310-954-1343
10960 Wilshire Blvd., Suite 2050
Los Angeles, CA 90024

For Immediate Release

Unico American Corporation Corrects Ex-Dividend Date for Previously Announced Cash Dividend of $0.18 Per Common Share

Woodland Hills, California, April 2, 2009 – Unico American Corp. (NASDAQ – “UNAM”) (“Unico,” the “Company”) previously declared its cash dividend of $0.18 per common share on March 23, 2009. The ex-dividend date was incorrectly stated as April 8, 2009, in the Company’s press release dated March 25, 2009, in which the dividend was announced. The correct ex-dividend date for the dividend is April 7, 2009.

About Unico American Corp.

Headquartered in Woodland Hills, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through Crusader Insurance Company since 1985. For more information, please visit the Company’s Web site at www.crusaderinsurance.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein that are not historical facts are forward-looking. These statements, which may be identified by forward-looking words or phrases such as “anticipate,” “believe,” ”expect,” “intend,” “may,” “should,” and “would,” involve risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include underwriting actions not being effective, rate increases for coverages not being sufficient, premium rate adequacy relating to competition or regulation, actual versus estimated claim experience, regulatory changes or developments, unforeseen calamities, general market conditions, and the Company’s ability to introduce new profitable products.